Exhibit 10(a)




                                 April 29, 2004


Great-West Life & Annuity Insurance Company
8515 East Orchard Road
Greenwood Village, Colorado 80111

Re:  FutureFunds Series Account

Post-Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933 on Form N-4 File Nos. 2-89550 and 811-03972

Ladies and Gentlemen:

              We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the contracts described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                           Very truly yours,


                                           /s/  Jorden Burt LLP
                                           Jorden Burt LLP